                                                               EXHIBIT 99.(b)(1)



             [LETTERHEAD OF GMAC COMMERCIAL MORTGAGE CORPORATION]



                     GMAC COMMERCIAL MORTGAGE CORPORATION
                           MORTGAGE LOAN COMMITMENT



                                               August 30, 1999



TO:  G&L Realty Corporation
     439 North Bedford Drive
     Beverly Hills, CA 90210

     Attention:     Steve Lebowitz
                    George Nagler, Esquire


     RE: Three Mortgage Loans Secured by the Following Existing Health Care Facilities (each, individually and collectively, the "Facility"):

          1. Chestnut Hill Nursing and Rehabilitation Center (123-bed skilled nursing facility) located at 32 Chestnut Hill, East Longmeadow, Massachusetts ("Chestnut Hill").

          2. Mary Lyons Nursing Home (100-bed skilled nursing facility) located at 34 Main Street, Hampden, Massachusetts ("Mary Lyons").

          3. Riverdale Gardens Nursing and Rehabilitation Center (168-bed skilled nursing facility) located at 42 Prospect Avenue, West Springfield, Massachusetts ("Riverdale").


Gentlemen:

     GMAC Commercial Mortgage Corporation ("Lender") agrees to make to Borrower (as identified herein), three first lien mortgage loans (individually and collectively, the "Loan") in order to refinance the costs of acquisition of the above-referenced Facility. The Loan will be subject to the terms and conditions as set forth in this Commitment and made in reliance upon certain information and material furnished by you. Our agreement to make the Loan is subject to the satisfaction of each of the terms and conditions of this Commitment. All terms and conditions of this Commitment are to be satisfied prior to the date of the closing of the Loan (the "Closing Date").
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G&L Realty Corporation
August 30, 1999
Page 2


A.   PARTIES

     1.   BORROWER.  Three bankruptcy remote, single-asset entities to be formed
          --------
or incorporated under the laws of the State of California for the sole purpose of owning and operating its Facility and whose general partner(s) or members are acceptable to Lender. G&L Hampden, L.L.C. shall convey fee simple title to a single Facility to each new Borrower, respectively (collectively and individually referred to herein as the "Borrower").

          Each Borrower shall be a single asset entity whose organizational documents shall evidence Borrower's capacity and good standing and the authority of the persons executing any documents in connection with the Loan (the "Loan Documents") on behalf of Borrower to execute the Loan Documents. Borrower's organizational documents shall be approved by Lender's counsel as a condition to closing. Borrower's organizational documents shall provide that the bankruptcy or insolvency of Borrower's general partners or members (if any) shall not cause the dissolution of Borrower.

     2.   GUARANTOR.  G&L Realty Corporation, incorporated under the laws of the
          ---------
State of California ("Guarantor").

     3.   LESSEE.  Hampden Nursing Homes, Inc., a Massachusetts corporation
          ------
("Lessee").

     4.   MANAGER.  Lenox Healthcare, Inc., a Massachusetts corporation
          -------
("Manager").

B.   LOAN TERMS:

     1.   LOAN AMOUNT:
          -----------

          a. For Chestnut Hill, up to $6,480,000.00, subject to the satisfactory review by Lender of the appraisal which must establish a Facility loan to value ratio of not less than eighty percent (80%).

          b. For Mary Lyons, up to $2,720,000.00, subject to the satisfactory review by Lender of the appraisal which must establish a Facility loan to value ratio of not less than eighty percent (80%).

          c. For Riverdale Gardens, up to $4,720,000.00, subject to the satisfactory review by Lender of the appraisal which must establish a Facility loan to value ratio of not less than eighty percent (80%).

     2. INTEREST RATE. Borrower acknowledges that the initial interest rate cannot be determined until the Borrower accepts this Commitment, all fees required herein have been received by Lender, and the conditions of this Commitment have been satisfied. The interest rate shall be a variable rate calculated at the 30-day LIBOR plus 275 basis points. The interest rate on the Loan for each month shall be fixed prior to the beginning of such month at the then
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G&L Realty Corporation
August 30, 1999
Page 3


current 30-day LIBOR rate plus 275 basis points. Each change in the interest rate on the Loan shall take effect on the first day of the calendar month immediately following the month in which a change in the 30-day LIBOR rate has occurred. The interest rate shall be computed on the basis of a 360-day year and actual number of days elapsed for any whole or partial month in which interest on the Loan is being calculated. The initial interest rate on the Loan shall be set three (3) business days prior to the Closing Date.

      The Loan was underwritten at a fixed interest rate of eight and ninety-three one hundredths percent (8.93%) per annum. If current market interest rates increase such that the Facility's cash flow, as calculated by Lender utilizing the most current or pro forma financial statement of the Facility provided to Lender, is not sufficient to support the proposed Loan as determined by Lender, in its sole discretion, prior to the Closing Date, the Lender will re-underwrite the Loan and will consider a counter-offer modifying the terms of this Commitment.

   3. TERM AND AMORTIZATION SCHEDULE. Three years with debt service payments
      ------------------------------
based on a twenty-five (25) year amortization schedule.

   4. CLOSING DATE: The anticipated Closing Date shall be on or before
      ------------
September 30, 1999.

   5. REPAYMENT.  On the Closing Date, the Borrower shall pay interest due on
      ---------
the Loan from the Closing Date to and including the last day of the month in which the Closing Date occurs. Commencing on the first day of the second month after the Closing Date, and on the first day of each and every month thereafter, monthly principal and interest payments shall be due in an amount necessary to fully amortize the Loan amount at the interest rate specified above over an assumed term of twenty-five (25) years. The outstanding principal balance of the Loan plus all accrued and unpaid interest thereon shall be due and payable upon maturity of the Loan, subject to the payment of the exit fee set forth in paragraph G.2. below.

   6. LATE PAYMENT CHARGE.  Each payment of principal, interest and escrow
      -------------------
amounts referenced above, not received within ten (10) calendar days following the due date of such payments, shall bear a late payment charge for each month during which a delinquency exists, equal to (a) five percent (5%) of said delinquent payment or (b) the maximum amount permitted by applicable state law, whichever is less.

   7. DEFAULT INTEREST RATE.  Interest shall accrue on all payments of principal
      ---------------------
of and interest on the promissory note evidencing the Loan (the "Note"), and other payments under the Loan Documents, not received by Lender on the date due, whether at maturity or by acceleration or at any other time, from the date such payment is due and payable until paid, at a rate equal to (a) the current rate on the Loan plus five percent (5%) per annum or (b) the maximum rate permitted by applicable law, whichever is less.

   8. PREPAYMENT PRIVILEGE. Prepayment of the Loan in full or in part shall be
      --------------------
permitted at any time during the Loan term upon not less than thirty (30) days and not more than forty (40) days prior written notice to Lender, subject to payment of the exit fee described in Paragraph G.2. below.


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G&L Realty Corporation
August 30, 1999
Page 4

C.   SECURITY:

     The Loan will be secured by the following (collectively, the "Security"):
(i) first lien Mortgage, fixture filing and security agreement (the "Mortgage") with respect to the Borrower's right, title, and interest in and to the Facility, including the underlying real property, the improvements thereon, and all equipment, fixtures, and inventory used in connection therewith, (ii) a first lien security interest and an assignment of Borrower's interest in all general intangibles, licenses, permits, reimbursement contracts, leases and contracts, (iii) a first lien security interest and an assignment of Borrower's interest in all rents and leases relating to the Facility, (iv) an assignment of the management contract and subordination of management fees, and (v) a first lien security interest in accounts receivable issuing from the Facility. All such security interests described above shall be subject to such permitted encumbrances as Lender shall approve in its sole discretion. Each Facility will be subject to a triple-net operating lease (individually and collectively, the "Operating Lease") between the Borrower and Lessee, providing for a ratio of annual aggregate net rental income to Debt Service (hereinafter defined) of 1.30 to 1.0 and a primary term of not less than four (4) years from the Closing Date. The form and terms of such Operating Lease shall be satisfactory in all respects to Lender.

     The Loan Documents will contain provisions prohibiting the transfer or further encumbrance of any portion of or interest in the Facility or any change in the ownership interests in the Borrower without the Lender's prior written consent. The Loan Documents will prohibit the execution of any other management agreements or any operating leases during the term of the Loan without the Lender's prior written consent. The real property underlying the Facility shall constitute one or more separate and distinct tax parcels for purposes of all real estate taxes and assessments. There shall be no overlap whatsoever between such real property and any other property which will not be subject to the first lien of the Mortgage. Evidence shall be submitted to Lender that all streets adjoining the real property underlying the Facility have been completed, dedicated and accepted for maintenance and public ingress and egress to such real property.

D.   ESCROW RESERVE REQUIREMENTS:

     1.  DEBT RESERVE FUND. Borrower will establish at closing and maintain
         -----------------
during the term of the Loan, three debt service reserve funds (collectively or individually, "Debt Reserve Fund") with Lender equal to three (3) months debt service payments with respect to the Loan, rounded upward to the nearest $1,000 (currently estimated to be approximately $320,376 in the aggregate). The Debt Reserve Fund shall be invested in an interest bearing investment account offered by the Lender which shall be acceptable to Lender and Borrower. Lender and Borrower agree that all interest which shall accrue on the Debt Reserve Fund shall remain in the Debt Reserve Fund to be disbursed annually provided that there is no outstanding default or event of default under the Loan Documents evidencing and/or securing the Loan. Borrower will grant to Lender a first lien security interest in the Debt Reserve Fund as collateral for repayment of the Loan.

     2.  CAPITAL IMPROVEMENTS RESERVE FUND. Borrower will establish at closing,
         ---------------------------------
three capital improvements reserve funds, in an aggregate amount equal to one hundred
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G&L Realty Corporation
August 30, 1999
Page  5


twenty-five percent (125%) of the amount established by Lender, relying on engineering or other professional reports, to cover the completion, renovation or remediation of certain capital improvements identified by Lender as deferred maintenance which aggregate amount is currently estimated to be $24,406 in the aggregate and will be allocated by Lender to each Facility. Such capital improvements reserve funds will be held by Lender in a non-interest bearing account.

E.   LOAN AND CLOSING DOCUMENTS:

     1.  NOTE AND MORTGAGE. The Loan shall be evidenced by the Note and
         -----------------
secured by, among other things, the Mortgage. The Loan Documents shall be on Lender's standard form loan documentation and shall otherwise be acceptable to Lender and shall contain and/or comply with, among other things, the following provisions:

         a.  FIRST LIEN. The Mortgage shall constitute a first lien on the
             ----------
unencumbered, marketable, fee simple absolute title to the Security free and clear of any and all liens or delinquent real or personal taxes or special assessments (levied or pending). Borrower shall provide Lender with satisfactory evidence that all levied, pending or proposed assessments affecting the Facility or any part thereof shall be satisfied and paid in full on or prior to the Closing Date. The real property underlying the Facility must be free and clear of all encumbrances and liens, and no rights may be outstanding that would give rise to any lien, except the lien of real estate taxes not yet due and payable, and other exceptions specifically waived in writing by Lender.

         b.  TRANSFERS AND ASSUMPTIONS. Transfers of any part of the Facility,
             -------------------------
including the underlying real property, or transfers of any beneficial interests in the Borrower shall not be permitted without the prior written consent of Lender which may be withheld in its sole discretion.

         c.  SECONDARY FINANCING. Secondary financing of any type is not
             -------------------
permitted without the prior written consent of Lender which may be withheld in its sole discretion.

         d. TAX AND INSURANCE ESCROWS. Borrower shall pay on a monthly basis with each payment of principal and interest on the Loan, such amounts as in Lender's determination will enable Lender to pay, at least thirty (30) calendar days before due, all taxes, assessments, insurance premiums or other similar charges affecting the Facility and the underlying real property. No interest shall be payable to Borrower on tax and insurance escrows, unless applicable state law requires otherwise.

         e.  PROPERTY INSPECTIONS. Borrower agrees to allow Lender or Lender's
             --------------------
representative to conduct inspections of the Facility upon Lender giving reasonable notice to Borrower except in cases of emergency in which no notice shall be required. Borrower agrees to provide Lender, for such inspection purposes, any data necessary for Lender to complete its inspection.

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G&L Realty Corporation
August 30, 1999
Page 6

         f.  CONDEMNATION OR CASUALTY LOSS. In the event of condemnation or
             -----------------------------
casualty loss, the entire award of insurance proceeds as a result thereof will be assigned to Lender with authorization to apply all or a portion thereof to the outstanding principal balance of the Loan or to release all or a portion thereof to Borrower, at Lender's option in its sole discretion.

         g. MANAGEMENT AGREEMENT. A Management Agreement, in form and substance acceptable to Lender, shall be in effect with respect to the management of the Facility by Manager, and Lender shall have the right to approve any third party manager in its sole and absolute discretion with respect to the management of the Facility. The management agreement will be assigned to Lender as additional security for repayment of the Loan and payment of all management fees shall be subordinate to payments on the Loan.

         h.  INSURANCE REQUIREMENTS. The following types of insurance policies
             ----------------------
and coverages must be obtained at Borrower's expense, which policies and coverages must be acceptable to Lender's insurance consultant in its sole discretion:

             (i) Comprehensive "all risk" insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of the Facility, which replacement cost shall be determined by the "Insurable Value" or "Cost Approach to Value" reflected in the most recent Lender approved appraisal for the Facility, without deduction for depreciation. Such insurance shall also include (a) agreed insurance amount endorsement waiving all co-insurance provisions, and (b) an "Ordinance of Law Coverage" endorsement if the Facility or the use thereof shall constitute a legal non-conforming structure or use.

             (ii) Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000,00 per occurrence and $3,000,000.00 in the aggregate with a $5,000,000 umbrella coverage.

             (iii) Professional liability insurance against claims for personal injury, bodily injury or death, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000,00 per occurrence and $3,000,000.00 in the aggregate.

             (iv) Business interruption income insurance for any owner-occupied Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of the Facility for a period of twelve (12) months as projected by Lender, containing a 90-day extended period of indemnity endorsement.

             (v) Loss of Rents insurance for any Facility leased to any independent third party, in an amount equal to 100% of the gross rental income of the Facility for a period of twelve (12) months as projected by Lender, containing a 90-day extended period of indemnity endorsement.

             (vi) Flood Hazard Insurance if any portion of the improvements is located in a federally designated "special flood hazard area" and in which flood insurance is available. In lieu thereof, Lender will accept proof, satisfactory to it in its sole discretion, that the improvements are not within the boundaries of a designated area.

             (vii) Workers' compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer's liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to the Facility.

            (viii) Comprehensive boiler and machinery insurance, including property damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of the Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to the Facility. Such insurance coverage shall include a "joint loss" clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive "all risk" insurance described above.

             (ix) During the period of any construction and/or renovation of capital improvements with respects to the Facility or any new construction at the Facility, builder's risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal the amount of the general contract plus the value of any existing trust note for improvements and materials stored on or off the Property, including "soft cost" coverage.

             (x) Such other insurance coverage may be required as may be deemed reasonably necessary in the discretion of Lender.

      Borrower is required to provide Lender with original renewals or replacements of such insurance policies or certificates during the term of the Loan.

      If the Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrower's expense. The Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement. Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender.

      All insurance policies shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its sole discretion. All such policies shall provide for loss payable solely to Lender and shall contain a standard "non-contributory mortgagee" endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy,
(ii) any foreclosure or other action taken by

Lender pursuant to the Mortgage upon the occurrence of an Event of Default thereunder, or (iii) any change in title or ownership of the Facility.

      All insurance policies must be written by a licensed insurance carrier in the State in which the Facility is located and such insurance carrier must have a long-term senior debt rating of at least "A" by Standard and Poor's Rating Service; provided, that if the initial principal balance of the Loan is in excess of $25,000,000.00, such insurance carrier must have a long-term senior debt rating of at least "AA" by Standard & Poor's Rating Service.

      All liability insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns as their interests may appear" as additional insureds, and all property insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns" as the named mortgage holder entitled to all insurance proceeds. Lender shall have the right, without Borrower's consent, by notice to the insurance company, to change the additional insured and named mortgagee endorsements in connection with any sale of the Loan. Notwithstanding anything contained herein, Borrower shall be entitled to all insurance proceeds covered by and disbursed under the above-referenced comprehensive all risk insurance policy provided such proceeds do not exceed $25,000.00 per occurrence and Borrower is not in default of any of its obligations under any of the Loan Documents.

      All insurance policies for the above required insurance must provide for thirty (30) days prior written notice of cancellation to Lender.

      Policies or binders, together with evidence of the above required insurance on ACORD Form 27 or its equivalent, must be submitted to Lender prior to setting the interest rate on the Loan.

   2. TITLE INSURANCE.  Borrower shall furnish to Lender, from a title company
      ---------------
acceptable to Lender, at no cost to Lender, a current title commitment or binder, a search of chattel records and, on the Closing Date, an ALTA mortgagee's title insurance policy (ALTA Loan Policy - 1970 or 1992 Form with such changes as Lender may request) naming as an insured "GMAC Commercial Mortgage Corporation, together with its successors and/or assigns as their interests may appear," together with such coinsurance and/or reinsurance, exceptions, and other endorsements as may be required by Lender, showing Borrower as title holder and insuring the amount and priority of Lender's first lien. Lender shall require, at a minimum, an ALTA 9 Comprehensive Endorsement or an ALTA Form 100 Endorsement, an ALTA Form 3.1 Zoning Completed Structure Endorsement, a Usury Endorsement, an Access Endorsement, an ALTA Form 8.1 Environmental Protection Lien Endorsement, an Access Endorsement, and an Adjustable Rate Endorsement. The status of title is subject to Lender's approval. On the Closing Date, the commitment must be marked as a binder or a title policy must be issued, in either case subject to Lender's approval.

   3. SURVEY. Prior to the Closing Date, the Borrower shall provide to Lender,
      ------
at no cost to Lender, five (5) copies of a survey with a licensed surveyor's certificate, all in form and substance acceptable to and certified to Lender, Lender's counsel and the title insurance


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G&L Realty Corporation
August 30, 1999
Page 9


company. Such survey and surveyor's certificate shall not be dated more than thirty (30) days prior to the date of the Note and shall attest to the existence or nonexistence of a Flood Hazard Area with respect to the Facility. The survey shall also be prepared in accordance with ALTA standards and be certified to the Lender and the title insurance company. (See Exhibit "A" attached hereto for detailed survey requirements.)

      4. SECURITY AGREEMENT AND FINANCING STATEMENTS. The Borrower and Lessee
         -------------------------------------------
will be required to execute an assignment and security agreement in favor of the Lender as security for the Loan granting to Lender (a) a first priority security interest in (without limitation) the Borrower's and Lessee's right, title and interest in and to all licenses, permits, reimbursement contracts, general intangibles, equipment and inventory for the Facility, and (b) a first priority security interest in the Borrower's accounts receivable and revenues issuing from the Facility. Borrower and Lessee shall execute all financial statements, continuation statements or other instruments as Lender may require at closing or thereafter to perfect all such liens and security interests. Borrower agrees to execute and deliver to Lender, upon Lender's request, any financing statements, as well as extensions, renewals amendments thereof, and reproductions of Loan Documents in such form as Lender may require to perfect its first lien security interest with respect to such items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, and amendments and releases thereof and of any termination statements, and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require.

      5. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Prior to the Closing Date,
         ----------------------------------------
Lender shall be furnished with evidence satisfactory in form and substance to its counsel, in the form of either affirmative title insurance or an opinion of counsel acceptable to Lender, that the Facility and the use thereof comply with all applicable zoning, building, and subdivision laws, ordinances, rules, regulations and other covenants and restrictions and that there is no action or proceeding pending before any court, quasi-judicial body or administrative agency relating thereto, together with permanent and unconditional certificates of occupancy and all other certificates, permits, licenses and other items relating to such compliance which are required by or are to be obtained from any board, agency or department, whether governmental or otherwise, all of which shall be satisfactory in form and substance to Lender and its counsel.

          Should the Facility in any way constitute a legal non-conforming use under current zoning or use restriction laws, Borrower must furnish a damage restoration letter to Lender from the proper zoning authority stating that the Facility may legally be rebuilt to its current size and density if any portion of the Facility becomes damaged. In addition, such legal non-conforming use shall require an "Ordinance of Law Coverage" endorsement to the all-risk insurance policy described in Section E.1.h. above.

      6.  CERTIFICATES OF NEED AND REGULATORY APPROVALS. Borrower will provide
          ---------------------------------------------
Lender with all certificates of need and other licensure and regulatory approvals required for the operation of the Facility (including any approvals required to obtain reimbursement under Medicare, Medicaid and veteran's benefits) (collectively, the "Health Care Regulatory Approvals") or, in the alternative, written confirmation from each applicable agency that no such certificate of need or licensure or other regulatory approval is required. The Loan
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G&L Realty Corporation
August 30, 1999
Page 10

Documents will contain representations by Borrower that all Health Care Regulatory Approvals required for the operation of the Facility have been obtained, are in full force and effect, and that Borrower knows of no pending or threatened action for revocation of any Health Care Regulatory Approvals.

     7.   ENVIRONMENTAL HAZARDS.  The Facility and the underlying real property
          ---------------------
shall be free from toxic chemicals and environmentally hazardous substances. Lender will engage a professional environmental engineer to conduct an inspection of the Facility and the underlying real property and prepare a Phase I Environmental Report. This report shall indicate that the buildings are free of hazardous substances such as PCBs and urea formaldehyde insulation and that surrounding land uses do not pose an environmental threat. If the Phase I Environmental Report, or any other information obtained by Lender indicates that potential hazardous waste contamination may have occurred, a Phase II assessment acceptable to Lender may be required. The costs of such assessments will be paid by the Borrower. Lender shall require, and must approve, the form and content of an Asbestos Operations and Maintenance Agreement and Plan for each Facility, a lead-based paint operations and Maintenance Agreement for Riverdale, and any other Operations and Maintenance Agreement and Plan for other environmental threats identified in the above report and/or assessment with respect to the Facility.

     8.   PROPERTY MAINTENANCE AND INSPECTION REPORT.  The Loan Documents will
          ------------------------------------------
require a minimum annual capital expenditure requirement of $250 per bed, commencing the first year of the Loan and continuing throughout the Loan term (which capital expenditures may include ordinary repairs needed to maintain or improve the condition of the Facility) and, if the Borrower fails to provide evidence to the Lender that it has spent such funds, Lender will require that Borrower escrow with the Lender the difference between the amount required and the amount actually spent, such escrow to be pledged as additional collateral for the Loan. During the term of the Loan, Lender may, from time to time, engage a professional building inspector to conduct an inspection of the Facility. If the inspector's report indicates that repairs or replacements are necessary over and above the $250 per bed requirement in this paragraph, then Lender shall require a non-interest bearing repair escrow fund to insure completion of the repairs. The amount of any repair escrow shall be 125% of the estimated cost of repairs as determined by the inspector and Lender. Lender also shall require an agreement satisfactory to Lender which will provide for completion of the repairs and the disbursement of the escrow funds. All fees and costs associated with the inspection, report and subsequent inspections (if required) shall be paid by Borrower.

     9.   BORROWER'S AND GUARANTOR'S AND MANAGER'S AND LESSEE'S COUNSEL'S
          ---------------------------------------------------------------
OPINION.  Lender shall be furnished an opinion letter from Borrower's and
-------
Guarantor's and Manager's and Lessee's counsel, which shall contain matters satisfactory to Lender and Lender's counsel.

     10.  ASSIGNMENT OF LEASES AND RENTS; SUBORDINATION.  Borrower shall execute
          ---------------------------------------------
an assignment of all present and future leases and rents affecting the Facility in form and substance satisfactory to Lender. Such assignment shall be duly recorded. Each lease so assigned to Lender shall be in full force and effect, the tenant shall have accepted the Facility,


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G&L Realty Corporation
August 30, 1999
Page 11


be in occupancy, and be paying rent on a current basis with no rental offsets or claims. The Operating Lease shall be subordinate to the Mortgage either by its terms or by a separate agreement executed by the Lessee. This requirement shall not apply to admission agreements or similar occupancy agreements with residents of the Facility that by their terms are not leases.

     11.  GUARANTY AGREEMENT.  Guarantor shall execute a Payment and Performance
          ------------------
Guaranty Agreement for the benefit of Lender, pursuant to which Guarantor shall guaranty repayment of the Loan in full and payment and performance of all other obligations of Borrower under the Loan Documents. Guarantor shall be released from its obligations under the Payment and Performance Guaranty Agreement if and only if (a) each Facility has achieved and maintained for twelve (12) consecutive months a Debt Service Coverage Ratio of not less than 1.50 to 1.0 after assumed management fees of 5%, and (b) each Borrower has made (or caused Lessee to make) capital expenditures with respect to its Facility in an amount not less than $250 per bed for such twelve (12) month period.

          In addition, Guarantor shall execute an Exceptions to Nonrecourse Guaranty for the benefit of Lender, pursuant to which Guarantor shall guaranty
(a) repayment of each Loan in full in the event that Borrower sells, transfers or encumbers the Facility or any interest in Borrower without Lender's prior consent, and (b) any losses incurred by Lender as a result of the following:

               (i) fraud or intentional misrepresentations by Borrower or any other person in connection with the execution and delivery of the Loan Documents;

               (ii) Borrower's misapplication or misappropriation of accounts receivable received by Borrower after the occurrence of an event of default under the Loan Documents;

               (iii) Borrower's misapplication or misappropriation of accounts receivable collected in advance or received by Borrower after the occurrence of an Event of Default;

               (iv) The misapplication or the misappropriation of insurance proceeds or condemnation awards;

               (v) Borrower's failure to pay taxes and insurance premiums, or charges for labor or materials or other charges that can create liens encumbering the Facility;

               (vi) Borrower's failure to manage, maintain, repair, restore and otherwise operate the Facility in a commercially reasonable manner in accordance with the Loan Documents;

               (vii) Borrower's failure to return or reimburse Lender for any and all personal property taken from the Facility by or on behalf of Borrower and not replaced with personal property of the same utility and of the same or greater value;

G&L Realty Corporation
August 30, 1999
Page 12


          (viii) Any act of actual waste or arson or criminal acts by Borrower, any principal, or constituents thereof or with respect to the Facility;

          (ix) Borrower's failure to comply with any covenants relating to the payment of any fees or distributions by Borrower to any principal, affiliate, member or partner thereof in violation of the terms of the Loan Documents;

          (x) Borrower's failure to pay all fees, charges and taxes with respect to the making of the Note and/or the recording of the Mortgage;

          (xi) Borrower's failure to comply with certain covenants relating to the environmental conditions of the Facility;

          (xii)   A voluntary bankruptcy or insolvency proceeding;

          (xiii) An involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing;

          (xiv) Failure of Borrower to maintain and preserve, free of all security interests and other encumbrances, all legal and beneficial interests in any Health Care Regulatory Approvals (defined below);

          (xv) The sale, transfer or encumbrance of the Facility by Borrower or of any interest in Borrower without Lender's consent the lien of the Mortgage or Cross-Collateralization Agreement is deemed to be a fraudulent conveyance.

     12.  GOOD STANDING AND AUTHORIZING RESOLUTIONS.  In addition to their
          -----------------------------------------
organizational documents, Borrower and its members, Guarantor and Lessee and Manager shall provide Lender with evidence of their respective good standing in the State of their formation and evidence that they are qualified to do business and are in good standing in the state where the Facility is located, and shall also provide to Lender resolutions stating that such entities are authorized to execute and deliver all required Loan Documents.

F.   OTHER REQUIREMENTS:

     1.  FINANCIAL COVENANTS.  The Loan Documents will require, without
         -------------------
limitation, that the Facility achieve and maintain compliance with a Debt Service Coverage Ratio (defined below), of 1.30 to 1.0 after an assumed 5% management fee based on a rolling twelve (12) month period, tested quarterly. The Loan Documents will also require, without limitation, that the Facility achieve and maintain compliance with a Debt Service Coverage Ratio of 1.0 to
1.0 after actual management fees based on a rolling twelve (12) month period, tested quarterly.

          As used herein, "Debt Service Coverage Ratio" means a ratio in which the first number is the sum of "net pre-tax income" of the Borrower from normal operations of the Facility as set forth in the financial statements provided to Lender (without deduction for actual

G&L Realty Corporation
August 30, 1999
Page 13


management fees or management expense incurred or paid in connection with the operation of the Facility), calculated based upon the preceding twelve (12) months (or such lesser period of time as shall have elapsed since the Closing
Date), plus interest expense or lease expense to the extent deducted in determining net income and non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less either actual management fees or an assumed 5% management fee for said period (based on the covenant to which such definition relates), and the second number is the sum of the principal amounts due (even if not paid) on the Loan (but which shall not include that portion associated with the balloon payment of the Loan) for the applicable period plus the interest amount due on the Loan for the applicable period
       ----
("Debt Service"). In calculating "net pre-tax income," any extraordinary income and extraordinary expense shall be excluded.

        The Loan Documents will require that the Borrower post cash or other liquid collateral with the Lender (the "Additional Collateral") in the event that the required Debt Service Coverage Ratio is not achieved, which will be held by the Lender as additional collateral for the Loan. Initially, the Additional Collateral will be equal to an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the non-complying debt service requirement having been satisfied. However, if the debt service coverage requirement is not achieved within two (2) consecutive calendar quarters, Borrower will be required to increase the Additional Collateral to an amount which, if the same had been applied on the first day of the prior twelve
(12) month period to reduce the outstanding principal indebtedness of the Loan, would have resulted in the non-complying debt service coverage requirement having been satisfied, which increased amount will be held by Lender for an additional two (2) consecutive calendar quarters.

        The Loan Documents will also require that the Facility maintain an average annual occupancy of 80% or greater (based on the number of beds available at the Facility with the minimum number of beds available at the Facility remaining at or in excess of the number of beds set forth in the Facility description on the first page of this Commitment).

        Borrower will furnish to Lender, within forty-five (45) days of the end of each calendar quarter, a certificate of a financial officer of the Borrower, confirming compliance with the covenants required by the Loan Documents and certifying that no event has occurred (that has not been cured), and no condition currently exists that would constitute an event of default under the Loan Documents.

    2.  FINANCIAL STATEMENTS, COST REPORTS, ETC. The Lender shall receive, prior
        ---------------------------------------
to the Closing Date, (a) the most recent financial statement of the Borrower and/or any of its principals as determined by Lender in its sole discretion, the Guarantor, the Lessee and the Facility, (b) copies of the most recent licensure and certification survey reports and statement of deficiencies (with plan of correction attached) from the most recent survey of the Facility by the applicable regulatory authorities, (c) an accounts receivable aging report by payor type and provider, and (d) any other such reports in such form and in such detail as the Lender shall request. The contents of these financial statements, surveys and statements of deficiencies and other such reports are subject to the Lender's review and approval.

G&L Realty Corporation
August 30, 1999
Page 14


     The Loan Documents will require that the Lender receive, on a continuing basis during the term of the Loan, within the times as hereinafter set forth, the following:

     Within one hundred twenty (120) days after the end of each fiscal year of the Borrower and the Guarantor, respectively, reviewed financial statements prepared in accordance with generally accepted accounting principles consistently applied by a nationally recognized accounting firm or independent certified public accounting firm acceptable to the Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended.

     Within one hundred twenty (120) days after the end of each fiscal year of the Facility and Borrower (if different from Facility) unaudited financial statements of the operations of the Facility, prepared in accordance with generally accepted accounting principles consistently applied, by a nationally recognized accounting firm or independent certified public accounting firm, acceptable to Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Borrower. Lender reserves the right, upon an event of default under the Loan Documents, to require that such statements be audited by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender.

     Within ninety (90) days after the end of each fiscal year of Manager, unaudited financial statements of Manager, prepared in accordance with generally accepted accounting principles consistently applied, by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Manager. Lender reserves the right, upon an event of default under the Loan Documents, to require that such statements be audited by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender.

     Within ninety (90) days after the end of each fiscal year of Lessee, unaudited financial statements of Lessee, prepared in accordance with generally accepted accounting principles consistently applied, by a nationally recognized accounting firm or independent certified public accounting firm, acceptable to Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Lessee. Lender reserves the right, upon an event of default under the Loan Documents, to require that such statements be audited by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender.

     Within forty-five (45) days after the end of each fiscal quarter of the Facility, unaudited interim financial statements of the Facility, certified as true and correct in all material respects by a financial officer of Borrower, prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet, statement of income and expenses for the quarter then ended.

     Within forty-five (45) days after the end of each fiscal quarter of the Borrower, unaudited interim financial statements of Borrower certified as true and correct in all material

G&L Realty Corporation
August 30, 1999
Page 15

respects by a financial officer of Borrower, prepd in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended.

        Within forty-five (45) days after the end of each quarter of the Manager, unaudited interim financial statements of Manager, certified as true and correct in all material respects by a financial officer of Manager, prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

        Within forty-five (45) days after the end of each quarter of Lessee, unaudited interim financial statements of Lessee, certified as true and correct in all material respects by a financial officer of Lessee, prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

        Within forty-five (45) days after the end of each fiscal quarter of Borrower, a statement of the number of bed days available and the actual patient days incurred for such quarter, together with quarterly census information of the Facility as of the end of such quarter in sufficient detail to show patient-mix (i.e. private, Medicare, Medicaid, and VA) on a daily average basis for such year through the end of such quarter, certified by a financial officer of Manager and of Lessee to be true and correct.

        If requested by Lender, within thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal state and local tax returns of Borrower and Guarantor, together with all supporting documentation and required schedules.

        Within ten (10) days after filing or receipt, all Medicaid and/or Medicare cost reports and any amendments thereto filed with respect to the Facility and all responses, audit reports or inquiries with respect to such cost reports.

        Within ten (10) days after receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

        Within ten (10) days after receipt, a copy of the "Medicaid Rate Calculation Worksheet" (or the equivalent thereof) from the applicable agency.

        Within three (3) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies, including but not limited to Medicaid and/or Medicare certification, that the Facility's license is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend the Facility's license or certification.

        If requested by Lender, evidence of payment by Lessee of any applicable provider bed taxes or similar taxes.

G&L Realty Corporation
August 30, 1999
Page 16

  Within one hundred twenty (120) days after the end of each of Lessee's fiscal years, and more frequently, if requested by Lender, an aged accounts receivable report for the Facility in sufficient detail to show amounts due from each class of patient-mix (i.e., private, Medicare, Medicaid, and V.A.) by the account age classifications of 30 days, 60 days, 90 days, 120 days and over 120 days.

  Within ten (10) days of receipt, a statement of the number of patient days for which the facility has received the Medicare default rate for any applicable period. For purposes herein, "default rate" shall have the meaning ascribed to it in that certain applicable Medicare rate notification letter prepared in connection with any review or survey of the Facility.

  The Loan Documents will require the correction of any deficiency (identified above) by the date required by the licensure and certification agency, if such deficiency could adversely affect either (a) the right to continue participation in Medicare and Medicaid for existing patients or (b) the right to admit new Medicare and Medicaid patients, or (c) the right to continue operating the Facility as a skilled nursing facility.

  The Lender reserves the right to require such other financial information of Borrower, Guarantor, Lessee, Manager and the Facility at such other times as it shall deem necessary. All financial statements must be in such form and detail as the Lender shall from time to time request.

  3.  APPROVAL BY DESIGNATED COUNSEL.  Each document required in connection with
      ------------------------------
the closing of the Loan shall be in form and substance acceptable to Lender's counsel. The survey, title insurance information and drafts of all other Loan Documents shall be submitted to Lender's counsel for approval. All Loan Documents and other documents required for Loan closing must be submitted to Lender and its counsel for review no less than five (5) business days prior to the Closing Date.

  4. LOAN CLOSING CERTIFICATION. No part of the Facility shall have been damaged
     --------------------------
and not repaired to Lender's satisfaction or taken in condemnation or other like proceedings, nor shall any such proceeding be pending. In addition, the Facility as of the Closing Date shall be unimpaired and not reduce in value and shall be free from settling and other structural defects. From the date of this Commitment, neither the Borrower nor the Guarantor, nor any of Borrower's principals shall be involved in any bankruptcy, reorganization or insolvency proceeding. The occurrence of any of the above shall constitute a default and result in this Commitment being deemed withdrawn and of no further force and effect. Evidence in form and substance satisfactory to Lender must be furnished on the Closing Date that the foregoing requirements have been fulfilled.

  5.  INDEMNIFICATION. Guarantor represents to Lender that it has not, directly
      ---------------
or indirectly, dealt with anyone in connection with this Commitment or the Loan contemplated hereby, other than Lender, its subsidiaries and affiliates or placement agent(s) designated by Lender. Guarantor hereby agrees to indemnify Lender, its successors or assigns, and/or its investors or participants, if any, against, and to hold the same harmless from, any claims made by

G&L Realty Corporation
August 30, 1999
Page 17

any other person or entity for commissions, fees or other compensation claimed in connection with this Commitment or the Loan.

   6.  SURVIVAL OF TERMS. All of the terms and conditions of this Commitment
       -----------------
not expressly set forth in the Loan Documents to be executed and delivered by Borrower and/or Guarantor with respect to the Loan shall survive closing of the Loan and remain in full force and effect.

  7.  ASSIGNMENT OF COMMITMENT. Neither this Commitment, the proceeds herefrom,
      ------------------------
nor any rights hereunder are assignable without Lender's prior written consent. Any attempted assignment of this Commitment without such consent shall constitute a default herein and result in this Commitment being withdrawn and of no further force and effect, with the Commitment fee (identified below) retained by Lender as liquidated damages.

  8.  ORAL CHANGES. This Commitment shall be deemed to contain all the terms and
      ------------
understandings between Lender and Guarantor with respect to the Loan and shall supersede any and all prior understandings, instruments and agreements, written or oral, relating thereto. Any changes to this Commitment must be evidenced in writing by Lender.

  9.  ADVERTISING. Lender is authorized to state in advertising or other press
      -----------
releases the fact that the type and amount of financing contemplated under this Commitment has been provided to Guarantor for the Facility by Lender.

  10. CASH ESCROWS. Guarantor agrees that any escrow required by Lender on or
      ------------
after the Closing Date shall be furnished in the form of cash.

  11. DISBURSEMENT OF PROCEEDS. All Loan proceeds will be disbursed through a
      ------------------------
title company selected by Lender, pursuant to closing instructions to be provided by Lender and/or Lender's counsel.

  12. INTENTIONALLY OMITTED

  13. SECONDARY MARKET. Lender may, at any time, sell, transfer or assign the
      ----------------
Loan, the Loan documents, and any or all servicing rights with respect to the Loan, grant participations in the Loan or issue mortgage pass-through certificates or other securities (the "Securities") evidencing a beneficial interest in the Loan in a rated or unrated public offering or private placement, and may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities (collectively, the "Investor"), any rating agency rating such Securities (a "Rating Agency") or prospective Investor all documents and information Lender has with respect to the Loan as Lender deems necessary or desirable. Borrower and the Guarantor, if any, shall furnish and consent to Lender furnishing to such Investors, such prospective Investors or Rating Agency all information concerning the Loan, the Security, all leases of portions of the Facility and the financial condition of Borrower, any guarantor, the Lessee and the Security in such form, substance and detail as Lender, such Investor, such prospective Investor or Rating Agency may request. Upon any such transfer, Borrower and the Guarantor, if any, shall provide an estoppel certificate to the Investor or any prospective Investor in form and content satisfactory to Lender, such Investor or such prospective Investor together with such other documents as Lender may reasonably require.

     14. CROSS-DEFAULT AND CROSS-COLLATERALIZATION. Each Loan shall be
         -----------------------------------------
cross-defaulted with each other Loan (both) and secured by the Mortgage covering its Facility and each other Facility.

G. FEES:

     1. COMMITMENT FEE. A Commitment fee equal to one percent (1%) of the
        --------------
aggregate amount of the Loan ($139,200) shall be earned upon issuance of this Commitment. Borrower must, upon acceptance of this commitment, remit to Lender a nonrefundable deposit in the amount of $69,600. Such deposit will be credited against the balance of the Commitment fee which will be due at closing but will be nonrefundable in the event that the Loan fails to close for any reason. This Commitment shall not be binding unless the attached counterpart of this Commitment is signed by the Guarantor and returned, along with a check for the above-specified amount on or before September 1, 1999. The balance due of the Commitment fee ($69,600), shall be payable on the Closing Date.

     2. EXIT FEE. Borrower shall pay to Lender an exit fee equal to one half of
        --------
one percent (0.50%) of the original principal amount of the Loan and all accrued and unpaid interest thereon during the term of the Loan. The exit fee will be waived by Lender if Lender receives a contractually agreed upon sum in connection with the arrangement of permanent financing.


     3. EXPENSES. Unless otherwise expressly provided for in this Commitment,
        --------
the Borrower agrees to pay when due, whether or not the Loan closes, all reasonable expenses, fees and charges with respect to the Loan, its processing and its closing, or in any way connected therewith, including, without limitation, a nonrefundable underwriting/processing fee in the amount of $3,500.00 per Facility, appraisal fees, rating agency fees and other costs incurred in connection with the securitization of the Loan (without any obligation of Lender to account to Borrower or Guarantor for any securitization expenses) survey costs, title insurance costs, environmental report fees, seismic report fees (if applicable), investigation fees, legal fees, mortgage or similar taxes, and all attorney's fees and legal costs of Lender. Borrower shall remit an expense deposit of $44,000.00 for the appraisal, environmental and engineering reports for each Facility. Lender acknowledges prior receipt of the underwriting/processing fee in the amount of $10,500.00 and an expense deposit of $44,000.00 for a total of $54,500.00. Guarantor agrees to remit to Lender legal fee deposits and additional expense deposits at such time as Lender may request prior to the Closing Date.

H. COMMITMENT ACCEPTANCE DATE:

        Guarantor must forward an executed counterpart of this Commitment and the portion of the Commitment fee specified above to Lender on or before September 1, 1999. If the executed Commitment and the portion of the Commitment fee referred to above are not delivered

G & L Realty Corporation
August 30, 1999
Page 19

to Lender on or before September 1, 1999, then this Commitment shall be deemed withdrawn and of no further force and effect.

I.   EXPIRATION DATE:

        This Commitment, if accepted on or before September 1, 1999, shall expire on September 30, 1999 (Expiration Date). If Borrower fails to close the Loan by the Expiration Date, then, unless the Commitment is extended in writing by Lender, Lender's obligation hereunder shall cease and the portion of the Commitment fee and the expense deposit which has been paid shall be retained by Lender as liquidated damages for breach of this Commitment by the Borrower, it being agreed by Borrower and Lender that in the event of such breach, actual damages would be impossible to establish and that, as liquidated damages, the amount of the Commitment fee and expense deposit already paid is a reasonable approximation of Lender's actual damages.

         We appreciate the opportunity to issue this Commitment to provide the refinancing for your Facility. We look forward to a mutually successful Loan closing.

                                              Very truly yours,

                                              /s/ John P. Fogarty
                                              John P. Fogarty
                                              Senior Vice President

cc:   Gary Luboff
      Sarah Sumner
      Katherine L. Bishop, Esq.

G&L Realty Corporation
August 30, 1999
Page 20

The Guarantor hereby (1) unconditionally accepts the foregoing Commitment in accordance with the terms and conditions therein contained, (2) agrees to be bound thereby and (3) represents that the undersigned representative of the Guarantor has the legal capacity and authority to enter into this transaction and to execute this Commitment. Payment of a portion of the Commitment fee in the amount of $69,600 is tendered herewith.

Dated this 1st day of Sept., 1999.
           ---        -----

                                         GUARANTOR:

                                         G&L Realty Corporation


                                         By:  /s/ Steven D. Lebowitz
                                             -----------------------------

                                         Name:  Steven D. Lebowitz
                                               ---------------------------

                                         Title:  President
                                                --------------------------